NEWS RELEASE Provident Bank Appoints Adriano Duarte EVP and Chief Financial Officer Experienced Banking Executive to Lead Financial Strategy and Support Continued Growth ISELIN, NEW JERSEY (July 1, 2026) – Provident Bank, a leading New Jersey-based financial institution, announced today the appointment of Adriano Duarte to Executive Vice President and Chief Financial Officer of Provident Bank and Provident Financial Services, Inc. (NYSE: PFS), effective July 1, 2026. In his new role, Mr. Duarte will lead all aspects of the Finance organization, including accounting, financial planning and analysis, treasury, investor relations, corporate strategy, financial reporting, tax, facilities, and financial risk management. He will serve as a key advisor to the Executive Leadership Team and Board of Directors, helping guide the company’s financial performance, growth strategy, capital management, and long-term value creation. Mr. Duarte will also help identify strategic opportunities and partner across the organization to support continued growth and strong financial performance. Mr. Duarte will report directly to Anthony Labozzetta, President and Chief Executive Officer of Provident Bank, and will serve as a member of the bank’s Executive Leadership Team. “Adriano is a highly respected and trusted leader whose deep financial expertise, strategic perspective, and collaborative leadership style have made a significant impact across our organization,” said Mr. Labozzetta. “Since joining Provident through the acquisition of SB One Bank, Adriano has played an instrumental role in strengthening our financial management capabilities and advancing many of the bank’s key priorities. He embodies our culture and Guiding Principles, and I am confident he will continue to provide the strong financial leadership and strategic insight necessary to help shape Provident’s future.” Mr. Duarte joined Provident in 2020 through the acquisition of SB One Bank and most recently served as Executive Vice President and Chief Accounting Officer. In that role, he led the bank’s accounting, financial reporting, financial planning and analysis, tax, facilities, and investor relations functions while helping advance several strategic initiatives designed to enhance performance and support long-term growth. With more than 30 years of banking and financial services experience, Mr. Duarte has built a distinguished career in financial leadership, balance sheet management, mergers and acquisitions, financial planning and analysis, regulatory and SEC reporting, and investor relations. Prior to joining Provident, he served as Chief Financial Officer of SB One Bank and held several senior finance leadership positions at both SB One Bank and Investors Bank. “I am honored to assume this role and grateful for the confidence Tony, the Board of Directors, and my colleagues have placed in me,” said Mr. Duarte. “Provident has a long history of financial strength, a strong culture, and a clear vision for the future. I look forward to continuing to work alongside our talented teams across the organization to support our strategic priorities, deliver long-term value for our shareholders, and help our customers and communities succeed.” Mr. Duarte earned a Bachelor of Science degree in Accounting and an MBA with a concentration in Finance from Rutgers University and is a Certified Public Accountant. Mr. Duarte succeeds Thomas Lyons, who retired after a distinguished career spanning more than two decades with Provident. ### About Provident Bank Founded in Jersey City in 1839, Provident Bank is the oldest community-focused financial institution based in New Jersey and is the wholly owned subsidiary of Provident Financial Services, Inc. (NYSE:PFS). With assets of $25.20 billion as of March 31, 2026, Provident Bank offers a wide range of customized financial solutions for businesses and consumers with an exceptional customer experience delivered through its convenient network of more than 140 branches across New Jersey and parts of New York and Pennsylvania, via mobile and online banking, and from its customer contact center. The bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company, and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc. To learn more about Provident Bank, go to www.provident.bank or call our customer contact center at 800.448.7768. Media Contact: Keith Buscio Director of Public Relations & Communications Keith.Buscio@provident.bank